                                                                     EXHIBIT 5.1


                                 [SASM&F Letterhead]


                              November 25, 1998


Radio Unica Corp.
8400 N.W. 52nd Street
Suite 101
Miami, Florida  33166



               Re:  Radio Unica Corp. Registration
                    Statement on Form S-4
                    (File No.333-61211)
                    ------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Radio Unica Corp., a Delaware corporation (the "Company"), and each of the Company's wholly-owned subsidiaries set forth in Schedule A hereto (the "Guarantors"), in connection with the public offering by the Company of $158,088,000 aggregate principal amount at maturity of the Company's 11 3/4% Senior Discount Notes Series B due 2006 (the
"Notes"), which are to be fully and unconditionally guaranteed on a senior unsecured basis pursuant to the guarantees (the "Guarantees") by each of the Guarantors. The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount at maturity of the issued and outstanding 11 3/4% Senior Discount Notes due 2006 of the Company (the "Old Notes") under the Indenture, dated as of July 27, 1998, as supplemented as of September 11, 1998 (the "Indenture"), by and among the Company, the Guarantors named therein and Wilmington Trust Company, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of July 22, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guaran-tors party thereto, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 33-61211) as filed with the Securities and Exchange Commission (the "Commission") on August 11, 1998 under the Act, Amendment No. 1 thereto as filed with the Commission on September 4, 1998 and Amendment No. 2 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) specimens of the certificates representing the Notes and the Guarantees included as exhibits to the Indenture; (v) the Certificate of Incorporation of the Company and each of the Guarantors (other than Sales (as hereinafter defined)), as in effect on the date hereof; (vi) the By-Laws of the Company and each of the Guarantors (other than Sales), as in effect on the date hereof;(vii) certain resolutions adopted by the Board of Directors of the Company and each of the Guarantors (other than Sales) relating to the Exchange Offer, the issuance of the Old Notes and the Notes, the Indenture, the Guarantees, and related matters; and (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company or the Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

          We have also assumed that the execution, authentication and delivery by the Company and the Guarantors of the Notes or the Guarantees, as the case may be, and the Indenture and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a breach or default under (i) any agreement or instrument to which any of the Company or the Guarantors is a party or by which any of them may be bound, or to which any of their respective properties or assets is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificates of Incorporation of the Company and the Guarantors (other than Sales (as defined below)), the By-Laws of the Company and the Guarantors (other than Sales), the Indenture, the Purchase Agreement or the Registration Rights Agreement), (ii) any statute, law, rule, or regulation to which any of the Company, the Guarantors or any of their respective properties may be subject (except we do not make the assumption set forth in this clause (ii) with respect to the statutes, laws, rules or regulations of the States of California, New York and Delaware and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Indenture and the Exchange Offer (other than the United States federal securities laws, state security or Blue Sky laws, anti-fraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation with respect to any other statutes, laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority to which any of the Company or the Guarantors may be subject or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

          We have further assumed, based on the opinion of Baker & Hostetler LLP, a copy of which is attached as Exhibit A hereto, that (i) Radio Unica Sales Corp., a Florida corporation ("Sales"), (a) is in good standing under the laws of the State of Florida and (b) has the corporate power and authority to execute, deliver and perform its obligations under the Notes and its Guarantee; (ii) the execution, delivery and performance of Sales' obligations under the Notes and its Guarantee have been duly authorized by all requisite action on the part of Sales; and (iii) the execution, delivery and performance of Sales' obligations under the Notes and its Guarantee will not violate, conflict with or constitute a breach or default under the Certificate of Incorporation of Sales or the By-Laws of Sales.

          Members of our firm are admitted to the bar in the States of California, New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture is qualified under the Trust Indenture Act of 1939, as amended; (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer; and (iii) the Guarantees by each of the Guarantors have been duly executed by the respective Guarantors and have been delivered upon consummation of the Exchange Offer in accordance with the terms of the Exchange Offer, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE A
----------

     Oro Spanish Broadcasting, Inc.
     Radio Unica of San Francisco, Inc.
     Radio Unica of San Francisco License Corp.
     Radio Unica of Miami, Inc.
     Radio Unica of Miami License Corp.
     Radio Unica of Los Angeles, Inc.
     Radio Unica of Los Angeles License Corp.
     Radio Unica of San Antonio, Inc.
     Radio Unica Network, Inc.
     Radio Unica Sales Corp.
     Blaya, Inc.
     Radio Unica of Houston License Corp.

                                                                       EXHIBIT A


                        [LETTERHEAD OF BAKER & HOSTETLER LLP]



                                  November 25, 1998


CIBC Oppenheimer Corp.
Bear, Stearns & Co. Inc.
  as the Initial Purchasers
c/o CIBC Oppenheimer Corp.
425 Lexington Avenue, Third Floor
New York, New York  10017

Wilmington Trust Company
  as the Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  10890

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York  10022



     Re: Radio Unica Corp. $158,088,000 Aggregate Principal Amount 11 3/4% Senior Discount Notes Due 2006

Ladies and Gentlemen:

     We have acted as special counsel in the State of Florida to Radio Unica Sales Corp., a Florida corporation (the "Corporation") and a wholly-owned subsidiary of Radio Unica Corp., a Delaware corporation (the "Parent") in connection with the Purchase Agreement, dated July 21, 1998 (the "Purchase Agreement"), between Parent, its subsidiaries named therein, and each of CIBC Oppenheimer Corp. and Bear, Stearns & Co., Inc. (the "Initial Purchasers"), relating to the sale by the Parent to the Initial Purchasers of $158,088,000 aggregate principal amount at maturity of Parent's 11 3/4 % Senior Discount Notes Due 2006 (the "Notes") to be issued under the Indenture, dated as of July 27, 1998 (the "Indenture"), between the Parent, the Company, and each of the other subsidiaries of the Parent as set forth on the signature pages thereto (the "Other Guarantors"), and Wilmington Trust Company, as Trustee (the "Trustee").

     Capitalized terms not otherwise defined herein are used as defined in the Purchase Agreement.

     In such capacity, we have reviewed the following documents, each of which is or is to be dated as of the date hereof, unless otherwise noted:

     (a) the final offering memorandum, dated July 22, 1998, relating to the Notes (the "Offering Memorandum");

     (b)  the Purchase Agreement;

     (c) the form of the Notes and a specimen certificate thereof, and the form of Guarantee of the Company thereof;

     (d)  the Indenture;

     (e) the Registration Rights Agreement dated July 27, 1998 between the Parent, the Company and the Other Guarantors, and the Initial Purchasers (the "Registration Rights Agreement");

     (f)  the Articles of Incorporation of the Company, as currently in effect;

     (g)  the By-laws of the Company, as currently in effect;

     (h)  certain resolutions of the Board of Directors of the Company; and

     (i) a certificate executed by an officer of the Company, the form of which is attached as Exhibit A hereto (the "Company's Certificate").

     In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions contained herein. We have not been retained or engaged to review, nor have we reviewed, any other documents executed in connection with the above-referenced transaction or otherwise, nor have we performed any independent review or investigation as to the existence of an claims, litigation, actions, suits, proceedings, investigations or inquiries, administrative or judicial, pending or threatened against or relating to the Company or any other party to the Transaction Documents (as defined below).

     The Purchase Agreement, the Indenture and the Registration Rights Agreement are hereinafter collectively referred to as the "Transaction Documents."

November 23, 1998
Page 3


     We are members of the Bar of the State of Florida and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the State of Florida and are expressing no opinion as to the laws of any jurisdiction other than those of the State of Florida and our opinion is so limited.

     Based upon the foregoing and such further investigation as we have deemed necessary, we are of the opinion that:

     1. The Company is a Florida corporation, in good standing under the laws of the State of Florida, with the requisite legal power and authority to conduct its business and to own, encumber and manage its property as contemplated by the Transaction Documents.

     2. The Company has the corporate power and authority to execute, deliver and perform its obligations as contemplated by the Transaction Documents and the Guarantees.

     3. Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company thereto, enforceable against the Company in accordance with its terms.

     4. The Guarantees of the Company endorsed on the Notes have been duly authorized by the Company and, when the Notes are executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantees of the Company will constitute the legal, valid, and binding obligation of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.


     5. Any guarantees (the "Other Guarantees") of the Company to be endorsed on the Exchange Notes or the Private Exchange Notes, as the case may be, have been duly authorized by the Company and, when the Exchange Notes or the Private Exchange Notes, as the case may be, are executed and authenticated in accordance with the terms of the Indenture and delivered as contemplated by the Registration Rights Agreement, such guarantees of the Company will constitute the legal, valid, and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

     6. To our knowledge, the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, will not conflict with or constitute a breach or violation of or a default under (A) the articles of incorporation or by-laws of the Company, (B) any of the agreements, contracts or instruments set forth on
Schedule I of the Company's Certificate, or (C) those laws, rules and regulations of the State of Florida which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

November 23, 1998
Page 4


     7. To our knowledge, no consent, approval or other authorization of, or filing or registration with, any court or governmental agency, commission or other authority of the State of Florida or any subdivision thereof is required for the due execution and delivery of any of the Transaction Documents, or for the performance or observance of the terms thereof.

     The opinions expressed herein are based solely upon our review of the documents specifically referred to herein as having been reviewed by us. We have not reviewed any other documents that are referred to in or incorporated by reference into any of the Loan Documents.

     In reaching the opinions set forth above, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

     1. Each party to the Transaction Documents (other than the Company) has duly and validly executed and delivered the Transaction Documents, and such party's obligations under the Transaction Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

     2. Each person (other than the Company), whether individually or on behalf of an entity, is authorized to execute the Transaction Documents.

     3. The legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the authenticity of and the conformity with the original documents of all documents submitted to us as and represented to us to be certified, photostatic, reproduced, or conformed copies of valid existing agreements or other documents.

     4. The authenticity and accuracy of all the certificates of public officials, governmental agencies and departments and corporate officers and statements of fact, on which we are relying.

     5. All parties to the Transaction Documents will appropriately comply with any and all filings required by applicable law, including any annual filings required by any such party's state of incorporation, domestication, or formation.

     6. The absence of fraud, misrepresentation, duress, or mistake in connection with the Transaction Documents and the transactions contemplated therein.

     7. The Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act of 1933, as amended.

     8. The Transaction Documents and other documents as described above, reviewed by us on or about July 27, 1998, are identical in all respects as of the date of this letter.

November 23, 1998
Page 5


     The opinions set forth above are further subject to the following qualifications and limitations:

     A. When reference is made in this opinion "to our knowledge" or words to similar effect, such reference means the knowledge attributable to our representation by only those partners and associates who have given substantive attention to the legal affairs of the Company for which we have been engaged. We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any agreements, instruments, contracts, documents, deeds, commitments, bonds, corporate records, orders, or decrees to which the Company may be a party or to which the Company or its assets or property may be subject, or by which the Company or its assets or property may be bound, nor have we been retained or engaged to perform, or performed, any independent review or investigation as to the existence of any claims, litigation, actions, suits, proceedings, investigations or inquiries, administrative or judicial, pending or threatened against or relating to the Company. We have performed no independent investigation beyond review of the Transaction, and our opinion is so limited. This opinion is given, and all statements "to our knowledge" or statements of similar import, are made, in the context of the foregoing.

     B. We express no opinion as to the enforceability of any provision requiring the payment of attorneys' fees except to the extent that a court determines such fees to be reasonable.

     C. We express no opinion as to any provisions of the Transaction Documents which purport to relieve a party or to indemnify a party against any liability for the negligence or misconduct of such party.

     D. We express no opinion as to any agreements or instruments other than the Transaction Documents, notwithstanding the reference in the Transaction Documents to any other instrument or agreement.

     E. Our opinions concerning the validity, binding effect, and enforceability of the Transaction Documents, the Guarantees and the Other Guarantees mean that (a) the Transaction Documents, the Guarantees and the Other Guarantees constitute (or, with respect to the Other Guarantees, will constitute) effective contracts under applicable law, (b) none of the Transaction Documents, the Guarantees or the Other Guarantees are invalid in their entirety because of a specific statutory prohibition or public policy, and
(c) subject to the last sentence of this paragraph in the event of a material default under the Transaction Documents, the Guarantees or the Other Guarantees, remedies are available for the practical realization of the benefits granted thereby. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents, the Guarantees or the Other Guarantees will be upheld or enforced in any or each circumstance by a court order. Further, the validity, binding effect and enforceability of the Transaction Documents, the Guarantees or the Other Guarantees may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principal or a requirement as to commercial reasonableness, public policy, conscionability or good faith and decisions governing, limiting or affecting the availability of any self-help relief or remedy and any relief or remedy which is equitable or discretionary in nature. The remedies of specific enforcement, injunctive relief or any other equitable remedies (including but not limited to the right to automatic appointment of a receiver) are subject to the discretion of the court before which any such proceeding may be brought. Furthermore, (a) the enforceability, under certain circumstances, of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations may be limited by applicable law, and (b) the enforceability of indemnification and contribution provisions may be limited by securities laws of any jurisdiction or the public policies underlying such laws.

     F. We express no opinion with respect to the regulation or registration of the transactions contemplated by the Transaction Documents, the Notes, the Guarantees or the Other Guarantees under the securities laws of any jurisdiction.

     G. We express no opinion with respect to the application of the usury laws of the State of Florida under Chapter 687, Florida Statutes.

     H. Florida courts have held that under certain circumstances where an election of remedies is made, alternative remedies may not be pursued until the original remedy has been pursued to fruition and has proved insufficient to satisfy the debt.

     I. This opinion is rendered as of July 27, 1998, and does not purport to analyze, evaluate or consider the legal effect of any event, legal or factual, occurring after such date that may alter the validity, effect or contents of this opinion.

     J. We have not reviewed the Registration Statement or Prospectus to which this opinion is attached and therefor express no opinion as to the accuracy of any summaries or descriptions as they relate to our opinions expressed herein.

     This letter is provided solely for the benefit of the addressees hereto and in connection with the transaction contemplated by the Transaction Documents, and may not be relied upon by any other person or used for any other purpose without our prior written consent; provided, however, we hereby consent to the filing of this opinion as an attachment to the Registration Statement on form S-4.

                              Very truly yours,

                              /s/  Baker & Hostetler LLP

                              Baker & Hostetler LLP